SILVERBOW RESOURCES, INC.
2016 EQUITY INCENTIVE PLAN
PERFORMANCE SHARE UNIT GRANT NOTICE

Pursuant to the terms and conditions of the SilverBow Resources, Inc. 2016 Equity Incentive Plan, as amended from time to time (the “Plan”), SilverBow Resources, Inc. (the “Company”) hereby grants to the individual listed below (“you” or the “Participant”) the number of performance share units (the “PSUs”) set forth below. This award of PSUs (this “Award”) is subject to the terms and conditions set forth herein and in the Performance Share Unit Agreement attached hereto as Appendix A (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Participant:	[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]
Date of Grant:	[GRANT DATE]
Award Type and Description:
Performance Award granted pursuant to Article X of the Plan. This Award represents the right to receive Shares in an amount up to 200% of the Target PSUs (defined below), subject to the terms and conditions set forth herein and in the Agreement.
Your right to receive settlement of this Award in an amount ranging from 0% to 200% of the Target PSUs shall vest and become earned and nonforfeitable upon (i) your satisfaction of the continued employment or service requirements described below under “Service Requirement” and (ii) the Committee’s certification of the level of achievement of the Performance Goal (defined below). The portion of the Target PSUs actually earned upon satisfaction of the foregoing requirements is referred to herein as the “Earned PSUs.”

Target Number of PSUs:	[[SHARESGRANTED]] (the “Target PSUs”).
Performance Period:	[BEGIN DATE] through [END DATE] (the “Performance Period End Date”).
Service Requirement:
Except as expressly provided in Section 3 of the Agreement, you must remain continuously employed by, or continuously provide services to, the Company or an Affiliate, as applicable, from the Date of Grant through the Performance Period End Date to be eligible to receive payment of this Award, which payment is based on the level of achievement with respect to the Performance Goal (as defined below).

Performance Goal:	The “Performance Goal” for the Performance Period is based on the Company’s achievement with respect to relative total stockholder return, as described in Appendix B attached hereto.
Settlement:	Settlement of the Earned PSUs shall be made solely in Shares, which shall be delivered to you in accordance with Section 4 of the Agreement.

By your signature below, you agree to be bound by the terms and conditions of the Plan, the Agreement and this Performance Share Unit Grant Notice (this “Grant Notice”). You acknowledge that you have reviewed the Agreement, the Plan and this Grant Notice in their entirety and fully understand all provisions of the Agreement, the Plan and this Grant Notice. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee regarding any questions or determinations that arise under the Agreement, the Plan or this Grant Notice. This Grant Notice may be executed in one or more counterparts (including portable document format (.pdf)), each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Grant Notice to be executed by an officer thereunto duly authorized, effective for all purposes as provided above.

SILVERBOW RESOURCES, INC.

IN WITNESS WHEREOF, the Participant has executed this Grant Notice, effective for all purposes as provided above.

PARTICIPANT [[SIGNATURE]]
[[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]]

APPENDIX A
PERFORMANCE SHARE UNIT AGREEMENT
This Performance Share Unit Agreement (together with the Grant Notice to which this Agreement is attached, this “Agreement”) is made as of the Date of Grant set forth in the Grant Notice to which this Agreement is attached by and between SilverBow Resources, Inc., a Delaware corporation (the “Company”), and [[FIRSTNAME]] [[MIDDLENAME]] [[LASTNAME]] (the “Participant”). Capitalized terms used but not specifically defined herein shall have the meanings specified in the Plan or the Grant Notice.
1.    Award.  In consideration of the Participant’s past and/or continued employment with, or service to, the Company or its Affiliates and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”), the Company hereby grants to the Participant the target number of PSUs set forth in the Grant Notice on the terms and conditions set forth in the Grant Notice, this Agreement and the Plan, which is incorporated herein by reference as a part of this Agreement. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control. To the extent vested, each PSU represents the right to receive one Share, subject to the terms and conditions set forth in the Grant Notice, this Agreement and the Plan; provided, however, that, depending on the level of performance determined to be attained with respect to the Performance Goal, the number of Shares that may be earned hereunder in respect of this Award may range from 0% to 200% of the Target PSUs. Unless and until the PSUs have become vested in the manner set forth in the Grant Notice, the Participant will have no right to receive any Shares or other payments in respect of the PSUs. Prior to settlement of this Award, the PSUs and this Award represent an unsecured obligation of the Company, payable only from the general assets of the Company.
2.    Vesting of PSUs.  Except as otherwise set forth in Section 3, the PSUs shall vest and become Earned PSUs based on the extent to which the Company has satisfied the Performance Goal set forth in the Grant Notice, which shall be determined by the Committee in its sole discretion following the end of the Performance Period, and subject to the Participant’s satisfaction of the Service Requirement set forth in the Grant Notice. Any PSUs that do not become Earned PSUs shall be automatically forfeited.  Unless and until the PSUs have vested and become Earned PSUs as described in this Section 2 and have been settled in Shares as described in Section 4, the Participant will have no right to receive any dividends or other distribution with respect to the PSUs or Shares underlying the PSUs.
3.    Effect of Termination of Employment or Service; Effect of Change in Control.

(a)    Acceleration of Vesting Following Termination of Employment and/or a Change of Control. The Participant shall have the right to acceleration of the pro-rata portion of all unvested PSUs underlying this Agreement following certain termination events as provided for in Section 6(d) of the Participant’s employment agreement, subject to the satisfaction of the performance conditions set forth in this Award and based on the actual level of achievement of the Performance Goal through the date of such Termination. The Participant shall have the right to acceleration of all unvested PSUs underlying this Agreement following a Change of Control as provided for in Section 3(e) of a Participant’s employment agreement, subject to the satisfaction of the performance conditions set forth in this Award and based on the actual level of achievement of the Performance Goal through the date of the Change of Control.
(b)    Other Termination of Employment or Service. Except as otherwise provided in Section 3(a), if the Participant has not satisfied the Service Requirement, then upon the Participant’s Termination for any reason, any unearned PSUs (and all rights arising from such PSUs and from being a holder thereof) will terminate automatically without any further action by the Company and will be forfeited without further notice and at no cost to the Company.
4.    Settlement of PSUs. As soon as administratively practicable following the Committee’s certification of the level of attainment of the Performance Goal, but in no event later than 60 days following the Performance Period End Date, the Company shall deliver to the Participant (or the Participant’s permitted transferee, if applicable), a number of Shares equal to the number of Earned PSUs; provided, however, that any fractional PSU that becomes earned hereunder shall be rounded down at the time Shares are issued in settlement of such PSU. No fractional Shares, nor the cash value of any fractional Shares, shall be issuable or payable to the Participant pursuant to this Agreement. All Shares, if any, issued hereunder shall be delivered either by delivering one or more certificates for such Shares to the Participant or by entering such Shares in book-entry form, as determined by the Committee in its sole discretion. The value of Shares shall not bear any interest owing to the passage of time. Neither this Section 4 nor any action taken pursuant to or in accordance with this Agreement shall be construed to create a trust or a funded or secured obligation of any kind.
5.    Tax Withholding. To the extent that the receipt, vesting or settlement of this Award results in compensation income or wages to the Participant for federal, state, local and/or foreign tax purposes, the Participant shall make arrangements satisfactory to the Company for the satisfaction of obligations for the payment of withholding taxes and other tax obligations relating to this Award, which arrangements include the delivery of cash or cash equivalents, Shares (including previously owned Shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of Shares otherwise issuable or delivered pursuant to this Award), other property, or any other legal consideration the Committee deems appropriate. If such tax obligations are satisfied through net settlement or the surrender of previously owned Shares, the maximum number of Shares that may be so withheld (or surrendered) shall be the number of Shares that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, local and/or foreign tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to this Award, as determined by the Committee. The Participant acknowledges that there may be adverse tax consequences upon the receipt, vesting or settlement of this Award or disposition of the underlying Shares and that the Participant has been advised, and hereby is advised, to consult a tax advisor. The Participant represents that the Participant is in no manner relying on the Board, the Committee, the Company or an Affiliate or any of their respective managers, directors, officers, employees or authorized representatives (including, without limitation, attorneys, accountants, consultants, bankers, lenders, prospective lenders and financial representatives) for tax advice or an assessment of such tax consequences.
6.    Plan Restrictions.  The Participant acknowledges and agrees that the PSUs granted under this Agreement and any Shares received in settlement thereof, shall be subject to all applicable provisions of the Plan, including but not limited to the restrictions on transferability set forth in Section 14.6 of the Plan.
7.    Compliance with Applicable Law. Notwithstanding any provision of this Agreement to the contrary, the issuance of Shares hereunder will be subject to compliance with all applicable requirements of applicable law with respect to such securities and with the requirements of any stock exchange or market system upon which the Shares may then be listed. No Shares will be issued hereunder if such issuance would constitute a violation of any applicable law or regulation or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, Shares will not be issued hereunder unless (a) a registration statement under the Securities Act of 1933, as amended, is in effect at the time of such issuance with respect to the Shares to be issued or (b) in the opinion of legal counsel to the Company, the Shares to be issued are permitted to be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act of 1933, as amended. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary for the lawful issuance and sale of any Shares hereunder will relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority has not been obtained. As a condition to any issuance of Shares hereunder, the Company may require the Participant to satisfy any requirements that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company.
8.    Legends. If a stock certificate is issued with respect to Shares issued hereunder, such certificate shall bear such legend or legends as the Committee deems appropriate in order to reflect the restrictions set forth in this Agreement and to ensure compliance with the terms and provisions of this Agreement, the rules, regulations and other requirements of the Securities and Exchange Commission, any applicable laws or the requirements of any stock exchange on which the Shares are then listed. If the Shares issued hereunder are held in book-entry form, then such entry will reflect that the shares are subject to the restrictions set forth in this Agreement.
9.    Rights as a Stockholder. The Participant shall have no rights as a stockholder of the Company with respect to any Shares that may become deliverable hereunder unless and until the Participant has become the holder of record of such Shares, and no adjustments shall be made for dividends in cash or other property, distributions or other rights in respect of any such Shares, except as otherwise specifically provided for in the Plan or this Agreement.
10.    Execution of Receipts and Releases. Any issuance or transfer of Shares or other property to the Participant or the Participant’s legal representative, heir, legatee or distributee, in accordance with this Agreement shall be in full satisfaction of all claims of such person hereunder. As a condition precedent to such payment or issuance, the Company may require the Participant or the Participant’s legal representative, heir, legatee or distributee to execute (and not revoke within any time provided to do so) a release and receipt therefor in such form as it shall determine appropriate; provided, however, that any review period under such release will not modify the date of settlement with respect to Earned PSUs.
11.    No Right to Continued Employment, Service or Awards. Nothing in the adoption of the Plan, nor the award of the PSUs thereunder pursuant to the Grant Notice and this Agreement, shall confer upon the Participant the right to continued employment by, or a continued service relationship with, the Company or any Affiliate, or any other entity, or affect in any way the right of the Company or any such Affiliate, or any other entity to terminate such employment or other service relationship at any time. The grant of the PSUs is a one-time benefit and does not create any contractual or other right to receive a grant of Awards or benefits in lieu of Awards in the future. Any future Awards will be granted at the sole discretion of the Company.
12.    Notices. Any notice which may be required or permitted under this Agreement shall be in writing, and shall be delivered in person or via facsimile transmission, overnight courier service or certified mail, return receipt requested, postage prepaid, properly addressed as follows:
(a)    If such notice is to the Company, to the attention of the General Counsel of the Company or at such other address as the Company, by notice to the Participant, shall designate in writing from time to time.
(b)    If such notice is to the Participant, at his/her address as shown on the Company’s records, or at such other address as the Participant, by notice to the Company, shall designate in writing from time to time.

13.    Consent to Electronic Delivery; Electronic Signature. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports and all other forms of communications) in connection with this and any other Award made or offered by the Company. Electronic delivery may be via a Company electronic mail system or by reference to a location on a Company intranet to which the Participant has access. The Participant hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may be required to deliver, and agrees that his or her electronic signature is the same as, and shall have the same force and effect as, his or her manual signature.
14.    Agreement to Furnish Information. The Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
15.    Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the PSUs granted hereby; provided, however, that the terms of this Agreement shall not modify and shall be subject to the terms and conditions of any employment, consulting and/or severance agreement between the Company (or an Affiliate or other entity) and the Participant in effect as of the date a determination is to be made under this Agreement. Without limiting the scope of the preceding sentence, except as provided therein, all prior understandings and agreements, if any, among the parties hereto relating to the subject matter hereof are hereby null and void and of no further force and effect. The Committee may, in its sole discretion, amend this Agreement from time to time in any manner that is not inconsistent with the Plan; provided, however, that except as otherwise provided in the Plan or this Agreement, any such amendment that materially reduces the rights of the Participant shall be effective only if it is in writing and signed by both the Participant and an authorized officer of the Company.
16.    Severability; Waiver. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable, then the invalidity or unenforceability of such provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Waiver by any party of any breach of this Agreement or failure to exercise any right hereunder shall not be deemed to be a waiver of any other breach or right. The failure of any party to take action by reason of such breach or to exercise any such right shall not deprive the party of the right to take action at any time while or after such breach or condition giving rise to such rights continues.

17.    Clawback. Notwithstanding any provision in the Grant Notice, this Agreement or the Plan to the contrary, to the extent required by (a) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any Securities and Exchange Commission rule or any applicable securities exchange listing standards and/or (b) any policy that may be adopted or amended by the Board from time to time, all Shares issued hereunder shall be subject to forfeiture, repurchase, recoupment and/or cancellation to the extent necessary to comply with such law(s) and/or policy.
18.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflict of laws thereof.
19.    Successors and Assigns. The Company may assign any of its rights under this Agreement without the Participant’s consent. This Agreement will be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein and in the Plan, this Agreement will be binding upon the Participant and the Participant’s beneficiaries, executors, administrators and the person(s) to whom the PSUs may be transferred by will or the laws of descent or distribution.
20.    Headings. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.
21.    Section 409A. Notwithstanding anything herein or in the Plan to the contrary, the PSUs granted pursuant to this Agreement are intended to be exempt from the applicable requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto (the “Nonqualified Deferred Compensation Rules”), and shall be construed and interpreted in accordance with such intent. Nevertheless, to the extent that the Committee determines that the PSUs may not be exempt from the Nonqualified Deferred Compensation Rules, then, if the Participant is deemed to be a “specified employee” within the meaning of the Nonqualified Deferred Compensation Rules, as determined by the Committee, at a time when the Participant becomes eligible for settlement of the PSUs upon his “separation from service” within the meaning of the Nonqualified Deferred Compensation Rules, then to the extent necessary to prevent any accelerated or additional tax under the Nonqualified Deferred Compensation Rules, such settlement will be delayed until the earlier of: (a) the date that is six months following the Participant’s separation from service and (b) the Participant’s death. Notwithstanding the foregoing, the Company and its Affiliates make no representations that the PSUs provided under this Agreement are exempt from or compliant with the Nonqualified Deferred Compensation Rules and in no event shall the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules.

APPENDIX B

PERFORMANCE GOAL FOR PERFORMANCE SHARE UNITS
The Performance Goal for the PSUs shall be based on the relative total stockholder return (“TSR”) percentile ranking of the Company as compared to the Company’s Performance Peer Group (as defined below) during the Performance Period. Subject to the satisfaction of the Service Requirement, you will earn and become vested in a number of PSUs (i.e., the Earned PSUs) as determined in accordance with the table below. The Committee, in its sole discretion, will review, analyze and certify the achievement of the Company’s relative TSR percentile ranking for the Performance Period as compared to the Company’s Performance Peer Group and will determine the number of Earned PSUs in accordance with the terms of this Agreement, the Grant Notice and the Plan.
Determination of Earned PSUs

Performance Level	Relative TSR Performance (Percentile Rank vs. Peers)	Earned PSUs (% of Target)*
Below Threshold	Below 25th Percentile	0%
Threshold	≥ 25th Percentile	50%
Target	≥ 50th Percentile	100%
Stretch	≥ 90th Percentile	200%
*The percentage of Target PSUs that become Earned PSUs for performance between the threshold, target, and stretch achievement levels shall be calculated using linear interpolation.
Performance Peer Group
The Company’s “Performance Peer Group” for purposes of this Agreement will consist of the following companies:
[Table of ticker symbols/names of peer group]

Determination of Relative TSR Rank
The TSR for the Company and each member of the Performance Peer Group shall be equal to:
(“X” plus “Y”) divided by “Z,” where:
“X” is the difference between (i) the volume weighted average closing price (the “VWAP”) of such entity’s common stock or other equity securities for the month of

[month] [year], minus (ii) the VWAP of such entity’s common stock or other equity securities for the month of [month] [year];
“Y” is the cumulative amount of dividends paid in respect of such entity’s common stock or other equity securities during the Performance Period; and
“Z” is the VWAP of such entity’s common stock or other equity securities for the month of [month] [year].
Notwithstanding the foregoing, the following events shall be used to adjust the Performance Peer Group in response to changes in the corporate structure of an entity in the Performance Peer Group:
1.    If an entity in the Performance Peer Group spins-off a subsidiary, such spin-off should be treated as a dividend.
2.    If two entities in the Performance Peer Group merge, the TSR of the target entity shall be measured on the effective date of the merger. The TSR of the surviving entity shall continue to be measured as if the acquisition did not occur.
3.    If an entity in the Performance Peer Group merges with another entity that is not in the Performance Peer Group, the TSR of the target entity shall be measured on the effective date of the merger.
4.    If an entity in the Performance Peer Group becomes a private company, the TSR of such entity shall be measured on the date such entity goes private.
5.    If an entity in the Performance Peer Group goes bankrupt, the TSR of such entity shall be deemed to be negative 100%.
To determine the Company’s applicable percentile ranking for the Performance Period, TSR will be calculated for the Company and each entity in the Performance Peer Group as of the Performance Period End Date. The entities in the Performance Peer Group will be arranged by their respective TSR (highest to lowest) excluding the Company. The Company’s percentile rank will be interpolated between the entity with the next highest TSR and the entity with the next lowest TSR based on the differential between the Company’s TSR and the TSR of such entities. Notwithstanding the foregoing, in the event the Company’s TSR for the Performance Period is negative, the percentage of Target PSUs that become Earned PSUs shall not exceed 100%, regardless of Company’s actual percentile ranking for the Performance Period.